                               EXHIBIT 10(a)












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                         CARPENTER INDUSTRIES INC.

                          STOCKHOLDERS' AGREEMENT



                             JANUARY ___, 1997







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
                             TABLE OF CONTENTS
                                                                       Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I
     CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II
     RESTRICTIONS ON TRANSFERS . . . . . . . . . . . . . . . . . . . . . 14
     2.1  Restrictions Generally; Securities Act . . . . . . . . . . . . 14
     2.2  Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.3  Limitations on Repurchases, Dividends, Etc.. . . . . . . . . . 15
     2.4  Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . 15
     2.5  Right of First Refusal . . . . . . . . . . . . . . . . . . . . 16

ARTICLE III
     RIGHTS OF INCLUSION . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.1  Rights of Inclusion. . . . . . . . . . . . . . . . . . . . . . 18
     3.2  Article III Sales. . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE IV
     REPURCHASE OF SECURITIES; LOOK-BACK . . . . . . . . . . . . . . . . 20
     4.1  Put Right. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.2  Look-Back. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.3  Selection of Independent Investment Bank . . . . . . . . . . . 22

ARTICLE V
     CORPORATE GOVERNANCE. . . . . . . . . . . . . . . . . . . . . . . . 22
     5.1  Board of Directors . . . . . . . . . . . . . . . . . . . . . . 22
     5.2  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.3  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.4  Board Voting . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.5  Special Approval Rights. . . . . . . . . . . . . . . . . . . . 24
     5.6  Committees of the Board; Subsidiary Boards . . . . . . . . . . 25
     5.7  Action by Written Consent of Stockholders. . . . . . . . . . . 25

ARTICLE VI
     CERTAIN COVENANTS OF THE PARTIES. . . . . . . . . . . . . . . . . . 26
     6.1  Registration . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.2  Additional Stockholders. . . . . . . . . . . . . . . . . . . . 26
     6.3  Stockholder List; Certain Notices. . . . . . . . . . . . . . . 26
     6.4  Rights Offering. . . . . . . . . . . . . . . . . . . . . . . . 27
     6.5  Spartan Chassis. . . . . . . . . . . . . . . . . . . . . . . . 28
     6.6  Certain Financial Information. . . . . . . . . . . . . . . . . 28

ARTICLE VII
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.2  Entire Agreement; Amendments . . . . . . . . . . . . . . . . . 28
     7.3  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     7.4  Certain Actions. . . . . . . . . . . . . . . . . . . . . . . . 29
     7.5  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     7.6  Compliance with Regulations. . . . . . . . . . . . . . . . . . 30
     7.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     7.8  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 30
     7.9  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     7.10 Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . 32
     7.11 Headings; Certain Conditions . . . . . . . . . . . . . . . . . 32
     7.12 Further Assurances; Subsidiaries . . . . . . . . . . . . . . . 32
     7.13 Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     7.14 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.15 Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.16 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.17 Consent to Jurisdiction and Service of Process . . . . . . . . 36
     7.18 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 37


Exhibit A-1    Form of Joinder Agreement for Permitted Transferees

Exhibit A-2    Form of Joinder Agreement for Additional Stockholders

Exhibit A-3    Form of Joinder Agreement for Transferees of Restricted
               Securities pursuant to Section 2.5

Exhibit B      Legends

Exhibit C      Initial Members of Board of Directors


Schedule 2.5(e) List of Certain Competitors to whom Offered Securities may not be Sold

          STOCKHOLDERS' AGREEMENT dated as of January ___, 1997, among CARPENTER INDUSTRIES INC., a Delaware corporation (the "COMPANY"), SPARTAN MOTORS, INC., a Michigan corporation ("SPARTAN"), RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership ("REI II"), and CARPENTER INDUSTRIES LLC, an Indiana limited liability company.
Capitalized terms are used as defined in Article I hereto.


                                 RECITALS


          WHEREAS, the Company, Spartan, REI II, SerVaas, the Beurt SerVaas Revocable Trust and The Curtis Publishing Company have entered into that certain Investment Agreement dated as of December 23, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "INVESTMENT AGREEMENT"), pursuant to which, among other things, each of Spartan and REI II is acquiring 300 newly issued shares of the Company's common stock, no par value per share (the "Common Stock");

          WHEREAS, immediately following the consummation of the transactions contemplated by the Investment Agreement, SerVaas shall own, beneficially and of record, 300 shares of Common Stock; accordingly, at such time, Spartan will own 33- % of the outstanding Common Stock, REI II will own 33- % of the outstanding Common Stock and SerVaas will own 33- % of the outstanding Common Stock;

          WHEREAS, each of Spartan, REI II, SerVaas and the Company desires to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of certain securities of the Company and matters relating to the corporate governance of the Company; and

          WHEREAS, the Investment Agreement, among other things, provides that the execution and delivery of a stockholders' agreement in substantially the form hereof is a condition to the consummation of the other transactions contemplated by the Investment Agreement.

          NOW, THEREFORE, in connection with the Investment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I
                            CERTAIN DEFINITIONS

     1.1  DEFINED TERMS.

          (a) The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

          "ACCEPTANCE DATE" has the meaning ascribed to it in Section
     6.4(b).

          "ADDITIONAL STOCKHOLDER" means any Person (other than the Stockholders) to whom the Company issues Restricted Securities after the date hereof other than pursuant to a public offering registered under the Securities Act, in each case who has executed a Joinder Agreement as an Additional Stockholder pursuant to Section 6.2, and its direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

          "AFFILIATE" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option, warrant, convertible security or similar right) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "APPRAISED VALUE" means, as of any date of determination, the aggregate fair market value of the Common Stock as of such date without any discount for illiquidity of the market for Common Stock or minority status, as determined by an Independent Investment Bank.

          "ARTICLE III OFFER" has the meaning ascribed to it in Section
     3.1(a).

          "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of its equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "BOARD" means the Board of Directors of the Company.

          "BUYER" has the meaning ascribed to it in Section 3.1(a).

          "CERTIFICATE OF INCORPORATION" means the Certificate of
     Incorporation of the Company, as the same may be amended or restated from time to time.

          "CHANGE OF CONTROL" means the occurrence in one or more transactions or events or series of transactions or events of any of the following: (i) the sale or transfer of all or substantially all of the assets of the Company; (ii) any merger, consolidation, recapitalization, reorganization or similar event to which the Company is a party, other than any such transaction immediately after which
     (A) the Spartan Stockholders, the SerVaas Stockholders and their respective direct and indirect Permitted Transferees shall continue to beneficially own, and have the economic interest in, securities representing in the aggregate the same percentage of the Total Voting Power of the Company and the same percentage of the equity interest in the Company, in each case calculated on a Fully Diluted Basis, as was owned by them in the aggregate immediately prior to such transaction, and (B) each of the Spartan Stockholders, the SerVaas Stockholders and its Permitted Transferees continues to have beneficial ownership and economic interest in the Company's securities in the same proportion in relation to the other Stockholders as a group as immediately before such transaction; (iii) the dissolution or liquidation of the Company;
     (iv) the Spartan Stockholders, the SerVaas Stockholders and their respective Permitted Transferees cease to beneficially own, and have the economic interest in, more than 40% of the Common Stock calculated on a Fully Diluted Basis; (v) the Spartan Stockholders, the SerVaas Stockholders and their respective Permitted Transferees shall cease to have more than 40% of the Total Voting Power of the Company, calculated on a Fully Diluted Basis; or (vi) any Person or "group" (as defined in Rule 13D under the Exchange Act) other than the Spartan Stockholders, the SerVaas Stockholders and their respective Permitted Transferees shall own, beneficially or of record, more than 40% of the Common Stock, calculated on a Fully Diluted Basis, or shall have more than 40% of the Total Voting Power, calculated on a Fully Diluted Basis.

          "CLOSING" has the meaning ascribed to it in the Investment
     Agreement.

          "CLOSING DATE" has the meaning ascribed to it in the Investment Agreement.

          "COMMISSION" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

          "COMMON STOCK" has the meaning ascribed to it in the recitals hereto.

          "COMPANY" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "COMPANY DESIGNEE" has the meaning assigned to it in Section
     4.1(a).

          "COMPANY NOTICE" has the meaning ascribed to it in Section
     2.5(b).

          "CONTRACT" has the meaning ascribed to it in the Investment
     Agreement.

          "DEFAULT RATE" means the lesser of (i) the Prime Rate plus 5% per annum and (ii) the maximum permitted interest rate under applicable law. Each change in the Prime Rate shall result in a corresponding change in the Default Rate effective at the time of such change in the Prime Rate.

          "DR. SERVAAS" means Dr. Beurt  R. SerVaas.

          "EBT" means for the Company for any fiscal period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries for such fiscal period, determined in accordance with generally accepted accounting principles and in a manner consistent with that used in the preparation of the Company's consolidated financial statements for periods commencing after the Closing Date, PLUS (a) the sum of the following amounts of the Company and its consolidated Subsidiaries for such fiscal year, in each case determined on a consolidated basis in accordance with generally accepted accounting principles and used in the manner described above, to the extent included in the determination of such net income (loss):
     (i) federal, state and local income tax expense, (ii) extraordinary losses and (iii) expenses attributable to any management stock bonus, cash bonus, stock option or similar incentive plan, including any bonuses payable pursuant to employment agreements; LESS (b) the extraordinary gains of the Company and its consolidated Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with generally accepted accounting principles used in the manner described above, to the extent included in the determination of such net income (loss); PROVIDED, HOWEVER, that the determination of EBT shall exclude the effects of any adjustments resulting from the application of Accounting Principles Board Opinion Numbers 16 and 17 in connection with transactions or events occurring after the Closing.

          "EBT VALUE" means, as of any date of determination, an amount equal to the product of (i)10 MULTIPLIED BY (ii) the Company's EBT for the twelve-fiscal month period ending on the last day of the last full fiscal month immediately preceding the date of determination.

          "EQUITY EQUIVALENTS" means securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

          "FREELY TRADEABLE" means, with respect to any securities, that there exists an active public trading market for such securities, that such securities are either listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ National Market System and that no restrictions on trading such securities exist, including any restrictions of the kind contemplated under Rule 144 under the Securities Act with respect to "restricted securities" (as such term is defined in such Rule) except to the extent such restrictions under Rule 144 would not have a reasonable likelihood of restricting the public resale of such securities by the holder thereof for a period in excess of six months.

          "FULLY-DILUTED BASIS" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

          "INCLUSION NOTICE" shall have the meaning ascribed to it in
     Section 3.1(a).

          "INCLUSION RIGHT" shall have the meaning ascribed to it in
     Section 3.1(b).

          "INDEPENDENT INVESTMENT BANK" means any nationally recognized investment bank or valuation firm chosen by the Company and consented to by the holders of a majority of the Restricted Securities then held by each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders, which consent in each case shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that if any such consent is withheld or delayed, the Independent Investment Bank shall be selected as provided in Section 4.3.

          "INVESTMENT AGREEMENT" shall have the meaning ascribed to it in the recitals hereto.

          "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form attached hereto as Exhibit A-1, A-2 or A-3.

          "LIEN" means any lien, claim, option, charge, encumbrance, security interest or other adverse claim of any kind.

          "LOOK-BACK CONSIDERATION" means, with respect to any Look-Back Event, (i) the aggregate consideration directly or indirectly received or to be received by the Company, its stockholders and their respective Subsidiaries and Affiliates in connection with such Look-Back Event, including all cash, securities, obligations, notes, bonuses, consulting, non-competition and similar payments and other property received or receivable by any of the Company, its stockholders and their respective Subsidiaries and Affiliates, PLUS
     (ii) the aggregate amount of all indebtedness of the Company, its stockholders and their respective Subsidiaries and Affiliates assumed in connection with such Look-Back Event by the counterparty or counterparties thereto PLUS (iii) without duplication of amounts included in clauses (i) and (ii) above, any dividends or other distributions declared or paid by the any of Company, its Subsidiaries and their respective Affiliates in contemplation of, immediately prior to or contemporaneously with, such Look-Back Event the consummation thereof. For the purposes of this definition, the value of any consideration other than cash shall be determined as follows: (x) if the consideration consists of securities that are traded on a national securities exchange, the value thereof (on a per share basis) shall equal the last closing price per share prior to the consummation of such Look-Back Event, (y) if the consideration consists of securities that are traded on an over-the-counter market, the value thereof (on a per share basis) shall equal the mean of the last closing bid and ask prices per share prior to the consummation of the Look-Back Event and
     (z) if the consideration is of any other type, the value thereof shall equal its fair market value (without any discount for illiquidity of the market therefor or minority status, in the case of securities) as determined by an Independent Investment Bank.

          "LOOK-BACK EVENT" means the occurrence of any of the following events (or any series of events giving rise to any of the following events) during the period beginning on the date of the Put Notice and ending on the first anniversary of the date of the purchase and sale of the Put Option Securities: (i) a Change of Control; (ii) a public offering of Common Stock; or (iii) the entering into of any agreement, arrangement or understanding (whether written or oral) by any of the Company, its Subsidiaries, the Stockholders and their respective Affiliates with respect to any event specified in clause (i) or (ii) above.

          "LOOK-BACK PAYMENT" has the meaning ascribed to it in Section
     4.2(a).

          "MATERIAL CONTRACT" means, as applied to any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound:

           (i) any Contract containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary thereof to engage in any business activity or compete with any Person;

          (ii) any partnership, limited liability company, joint venture, stockholders' or other similar Contract;

          (iii) any Contract (A) with one or more of its independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees, (B) with one or more of its aggregators, manufacturers or equipment vendors, or (C) with respect to the sale of services, products or both to customers; in each case involving payments to or from the Company or any Subsidiary of the Company in excess of $100,000 in any fiscal year;

          (iv) any Contract between or among the Company or any Subsidiary thereof, on the one hand, and any current or former officer, director, Stockholder, Affiliate or Associate of the Company or any Subsidiary thereof or any Associate of any such officer, director, Stockholder, Affiliate or Associate (other than the Company or any Subsidiary thereof), on the other hand, including any such Contract entered into pursuant to Section 6.5;

          (v)  any collective bargaining or similar labor Contract;

          (vi) any Contract that (A) limits or contains restrictions on the ability of the Company or any Subsidiary thereof (x) to declare or pay dividends on, to make any other distribution in respect of, or to issue or purchase, redeem or otherwise acquire, its equity capital or capital stock, as the case may be, or (y) to change the lines of business in which it participates or engages or (B) requires the Company or any Subsidiary thereof to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

          (vii) any other Contract involving payments to or from the Company or any Subsidiary of the Company in excess of $100,000, in any fiscal year.

          "NEW COMMON STOCK" means any Common Stock or Equity Equivalent, other than any:

               (i) Common Stock and Equity Equivalents issued in connection with any stock split, stock dividend or reclassification of any Restricted Securities or Equity
          Equivalents;

               (ii) Common Stock and Equity Equivalents issuable in a public offering registered under the Securities Act;

               (iii) Common Stock and Equity Equivalents issued to financial institution(s) on arm's-length terms in connection with (and ancillary to) an extension of credit by such financial institution(s); and

               (iv) Common Stock and Equity Equivalents issued to an unaffiliated seller or sellers of another company or business in connection with an arm's-length acquisition by the Company or one or more of its Subsidiaries of such company or business.

          "NEW COMMON STOCK NOTICE" has the meaning ascribed to it in
     Section 6.4.

          "NEW COMMON STOCK OFFER" has the meaning ascribed to it in
     Section 6.4.

          "NOTICE OF INTENTION" has the meaning ascribed to it in Section
     2.5(a).

          "OFFERED SECURITIES" has the meaning ascribed to it in Section
     2.5(a).

          "OFFEREES" has the meaning ascribed to it in Section 3.1(a).

          "OFFER PRICE" has the meaning ascribed to it in Section 2.5(a).

          "ORIGINAL OWNERSHIP LEVEL" means, with respect to any Stockholder, the number of shares of Common Stock, on a Fully Diluted Basis, as adjusted for any stock splits, stock dividends or reclassifications or other similar events, held by such Stockholder on the Closing Date immediately after the Closing.

          "PERMITTED TRANSFEREE" means:

               (i) with respect to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, any son-in-law or daughter-in-law of such Stockholder, or any trust of which such Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement;

               (ii) with respect to any Stockholder who is not a natural person, (A) any Affiliate of such Stockholder and any trustee, officer, director or employee of such Stockholder or any such Affiliate, (B) any spouse, lineal descendant (including by adoption and stepchildren), son-in-law or daughter-in-law of the trustees, officers, directors and employees referred to in clause
          (A) above, and any trust where a majority in interest of the beneficiaries thereof are one or more of the persons described in this clause (B) and the trustees, officers, directors and employees described in clause (A) above and whose terms are not inconsistent with the terms of this Agreement;

               (iii) as to any REI Stockholder, (w) any other REI Stockholders, (x) any general partner or limited partner of REI II, (y) any partner, officer or employee of any such general partner or limited partner, (z) any Affiliate of any such general partner or limited partner, (ww) any director, officer, employee, investment advisor or partner of any such Affiliate or general partner or limited partner (and any subsequent transferee of such partner), and (xx) any liquidating trust or similar entity established by REI II or any of the foregoing entities for the benefit of its partners or interest holders and their Permitted Transferees for the purpose of holding Restricted Securities; and

               (iv) as to any SerVaas Stockholder, (w) any other SerVaas Stockholder, and (x) any liquidating trust or similar entity established by or on behalf of a SerVaas Stockholder and its Permitted Transferees for the purpose of holding Restricted Securities;

PROVIDED, HOWEVER, that notwithstanding anything in paragraphs (i) through
(iv) above to the contrary, (x) the "Permitted Transferees" of the Spartan Stockholders at any time of determination shall not include any person who is then an REI Stockholder, a SerVaas Stockholder or a Permitted Transferee of an REI Stockholder or a SerVaas Stockholder, (y) the "Permitted Transferees" of the REI Stockholders at any time of determination shall not include any person who is then a Spartan Stockholder, a SerVaas Stockholder or a Permitted Transferee of a Spartan Stockholder or a SerVaas Stockholder and (z) the "Permitted Transferees" of the SerVaas Stockholders at any time of determination shall not include any person who is then an REI Stockholder, a Spartan Stockholder or a Permitted Transferee of an REI Stockholder or a Spartan Stockholder.

          "PERSON" or "PERSON" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or any agency or political subdivision thereof) or any other entity of any kind.

          "PRIME RATE" means, for any applicable day, the rate of interest publicly announced by Wells Fargo Bank N.A. at its principal office located in San Francisco, California as its prime commercial lending rate for such day.

          "PRO RATA" means, with respect to one or more Stockholders, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Stockholder or Stockholders or which may be acquired by any such Stockholder or Stockholders upon exercising any rights under any Equity Equivalent owned by such Stockholder or Stockholders.

          "PROSPECTIVE BUYER" has the meaning ascribed to it in Section
     2.5(a).

          "PROSPECTIVE BUYER NOTICE" has the meaning ascribed to it in
     Section 2.5(c).

          "PUT NOTICE" has the meaning ascribed to it in Section 4.1(a).

          "PUT OBLIGATION" has the meaning ascribed to it in Section
     4.1(a).

          "PUT OPTION SECURITIES" has the meaning ascribed to it in Section 4.1(a).

          "PUT PRICE" has the meaning ascribed to it in Section 4.1(a).

          "QUALIFYING OFFERING" means a widespread underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock (i) that raises at least $30,000,000 of gross proceeds to the Company, (ii) as a result of which at least 33-1/3% (on a Fully-Diluted Basis) of the Common Stock is publicly held upon the consummation of such offering and (iii) that results in the shares of Common Stock so offered and sold being either (A) listed on the New York Stock Exchange or (B) quoted on the NASDAQ National Market System.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Company, Spartan, REI II and SerVaas, as the same may be amended, supplemented or otherwise modified from time to time.

          "REI DIRECTOR" has the meaning ascribed to it in Section 5.1(a).

          "REI II" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "REI STOCKHOLDERS" means REI II and its direct and indirect Permitted Transferees, so long as any such Person shall hold
     Restricted Securities.

          "RESTRICTED SECURITIES" means the Common Stock, any Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

          "RULE 144 TRANSACTION" means a transfer of Common Stock (A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and
     (2) of paragraph (g) of such Rule as in effect on the date hereof) and
     (B) occurring at a time when shares of Common Stock are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

          "SALE OF THE COMPANY" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities of the Company or sale of all or substantially all the assets of the Company), for consideration consisting exclusively of cash and Freely Tradeable Securities, to one or more Persons (other than the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders) who acquire (i) securities representing 50% or more of the Total Voting Power of and equity interest in the Company, in each case on a Fully Diluted Basis, or (ii) all or substantially all of the assets of the Company.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

          "SELLING STOCKHOLDER" has the meaning ascribed to it in Section
     2.5(a).

          "SERVAAS" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "SERVAAS DIRECTOR" has the meaning ascribed to it in Section
     5.1(a).

          "SERVAAS STOCKHOLDERS" means SerVaas and its direct and indirect Permitted Transferees, so long as any such Person shall hold
     Restricted Securities.

          "SIGNIFICANT TRANSACTION" means:

               (i) any merger, consolidation or other business combination with respect to the Company or any Subsidiary thereof, or any sale or other disposition of all or substantially all of the Company's or any such Subsidiary's assets, or any acquisition by the Company or any such Subsidiary of any material business or assets, or the liquidation or dissolution of the Company or any Subsidiary or the adoption of any plan with respect to any such liquidation or dissolution;

               (ii) any conveyance, sale, lease, transfer or other disposition of any significant amount of assets of the Company or any Subsidiary thereof, other than the sale of inventory in the ordinary course of business;

               (iii) the incurrence of any Lien on any assets of the Company or any Subsidiary thereof, other than purchase money liens on items the purchase of which is not otherwise subject to Board approval under Section 5.5;

               (iv) any issuance by the Company or any Subsidiary of any Common Stock, equity securities or Equity Equivalents;

               (v) the incurrence, issuance, assumption or guaranty by the Company or any Subsidiary thereof of any indebtedness for borrowed money or any note, bond, debenture or similar instrument;

               (vi) the entering into or termination of any Material Contract or any amendment to, or waiver or termination of, any material provision of any Material Contract;

               (vii) the adoption or amendment of the Company's (or any of its Subsidiaries') business or financial plan or operating and capital expenditure budget;

               (viii) any capital expenditure during any fiscal year in excess of the capital budget approved by the Board for such year;

               (ix) the commencement of any lawsuit, proceeding or other action by or on behalf of the Company or any Subsidiary thereof (other than (A) collection actions commenced by the Company in the ordinary course of its business and (B) cross-claims and counterclaims the commencement and resolution of which would not reasonably be expected to have a material effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole);

               (x) the payment, or undertaking of any obligation to pay, compensation to any employees or officers in excess of amounts authorized by the Board from time to time;

               (xi) the adoption of any pension plans, profit sharing plans or other benefit plans for any employees or officers of the Company or any Subsidiary thereof;

               (xii) the selection or change of the Company's or any of its Subsidiaries; independent accountants or legal counsel;

               (xiii) the hiring or discharge of senior management personnel of the Company or any Subsidiary thereof;

               (xiv) the entry by the Company or any Subsidiary thereof into any line of business not included in the Board-approved business plan (including any such entry into a new line of business pursuant to the provisions of Section 5.9(b) of the Investment Agreement), or the exit by the Company or any such Subsidiary from any line of business included in such plan; or

               (xv) any amendment to or modification or repeal of any provision of the certificate or articles of incorporation, by-laws or other constitutive documents of the Company or any Subsidiary thereof.

          "SPARTAN" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "SPARTAN DIRECTOR" has the meaning ascribed to it in Section
     5.1(a).

          "SPARTAN STOCKHOLDERS" means Spartan and its direct and indirect Permitted Transferees, so long as any such Person shall hold
     Restricted Securities.

          "STOCKHOLDERS" means each of the Spartan Stockholders, each of the REI Stockholders, each of the SerVaas Stockholders and any other Person who executes a Joinder Agreement and thereby becomes a party to this Agreement.

          "SUBSIDIARY" means, with respect to any Person at any time of determination, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests therein are at such time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, general partner or manager of such partnership, limited liability company, association or other business entity.

          "THIRD PARTY" has the meaning ascribed to it in Section 2.5(e).

          "TOTAL VOTING POWER" means, with respect to any Person, (i) the total number of votes which holders of securities having the ordinary power to vote, without regard to the occurrence of any contingency, are entitled to cast in the election of directors of such Person and
     (ii) in the event holders of one or more classes or series of securities are entitled to vote separately as a class or series, without regard to the occurrence of any contingency, in such election, the total number of votes which the holders of such class or series are entitled to cast in such election.

          "TRANSFER" means any direct or indirect sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of, directly or indirectly, any securities or any interests therein; PROVIDED, HOWEVER, that the exercise of any conversion or exchangeability right provided for in the terms of any Equity Equivalent shall not be deemed a "Transfer."

          "TRANSFEROR" has the meaning ascribed to it in Section 3.1(a).

          "TRANSFEROR SHARES" has the meaning ascribed to it in Section
     3.1(a).

          (b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.



                                ARTICLE II
                        RESTRICTIONS ON TRANSFERS

     2.1  RESTRICTIONS GENERALLY; SECURITIES ACT.

          (a) Each Stockholder agrees that it will not, directly or indirectly, Transfer any Restricted Securities except in accordance with the terms of this Agreement. Any attempt to Transfer or any purported Transfer of any Restricted Securities not in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

          (b) Each Stockholder agrees that, in addition to the other requirements set forth herein and in the Investment Agreement and the Registration Rights Agreement, it will not Transfer any Restricted Securities except (i) pursuant to an effective registration statement under the Securities Act, or (ii) unless such requirement is waived by the Company, upon receipt by the Company of (A) an opinion of counsel to such Stockholder (which opinion and counsel are reasonably satisfactory to the Company) or in connection with such Transfer an opinion of counsel to the Company, or a no-action letter from the Commission addressed to the Company or such Stockholder, in each case to the effect that no registration statement is required in connection with such Transfer because of the availability of an exemption from registration under the Securities Act.

          2.2  LEGEND.

          (a) Each certificate representing Restricted Securities shall be endorsed with the legends set forth in Exhibit B hereto and such other legends as may be required by applicable state securities laws.

          (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless the Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or any state securities law, in which case the applicable legend (or legends) may be removed.

     2.3  LIMITATIONS ON REPURCHASES, DIVIDENDS, ETC.

          Each Stockholder acknowledges that the Company will enter into or has entered into certain financing agreements that will or do contain prohibitions of and restrictions and limitations on, among other things, the ability of the Company to purchase any Restricted Securities (whether pursuant to this Agreement or otherwise), to pay dividends and to waive, modify or discharge any rights or obligations under this Agreement.

     2.4  TRANSFER RESTRICTIONS.

          Each of the Stockholders agrees that it will not Transfer any Restricted Securities, other than (i) to a Permitted Transferee who shall have executed a Joinder Agreement substantially in the form of Exhibit A-1, and thereby become a party to this Agreement; (ii) pursuant to Section 2.5 (Right of First Refusal); (iii) in accordance with Article III (Rights of Inclusion); (iv) pursuant to Article IV (Repurchase of Securities); (v) in a Qualifying Public Offering or (vi) in a Demand Registration or a Piggyback Registration (as such terms are defined in the Registration Rights Agreement). For purposes of this Section 2.4, each of the following events shall be deemed to constitute a Transfer by any SerVaas Stockholder that is not a natural person of all the Restricted Securities then held by such SerVaas Stockholder: (a) any merger, consolidation or similar business combination between such SerVaas Stockholder and any other person, other than any such transaction that is solely between such SerVaas Stockholder and a Permitted Transferee thereof; (b) any other event as a result of which Dr. SerVaas and his Permitted Transferees (determined after giving effect to such event) cease to own at least 75% of the equity interests in such SerVaas Stockholder; (c) any other event as a result of which Dr. SerVaas and his Permitted Transferees (determined after giving effect to such event) cease to own and vote securities representing at least 75% of the voting power of such SerVaas Stockholder or otherwise cease to exercise exclusive control over such SerVaas Stockholder with respect to any matter involving this Agreement.

     2.5  RIGHT OF FIRST REFUSAL.

          (a) Except for any Transfer of Restricted Securities permitted pursuant to clause (i), (iii), (iv), (v) or (vi) of Section 2.4, if pursuant to a bona fide third party offer a Stockholder desires to Transfer any Restricted Securities (such Transferring Stockholder, a "SELLING STOCKHOLDER" and the Restricted Securities proposed to be Transferred, the "OFFERED SECURITIES"), prior to any Transfer thereof it shall give written notice of the proposed Transfer (the "NOTICE OF INTENTION") to the Company and the other Stockholders (such parties other than the Company to whom such Notice of Intention is given, but excluding the Selling Stockholder, the "PROSPECTIVE BUYERS"), specifying the type and number of Offered Securities which such Selling Stockholder wishes to Transfer, the proposed purchase price (the "OFFER PRICE") therefor and all other material terms and conditions of the proposed Transfer, including the identity of the third party offeror.

          (b) For a period of 30 days following its receipt of the Notice of Intention, the Company shall have the right to purchase all or any portion of the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of an irrevocable notice (the "COMPANY NOTICE") to the Selling Stockholder, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which the Company is exercising such right to purchase.

          (c) For a period of 30 days following its receipt of the Company Notice or, if no Company Notice is so received, for a period of 60 days following its receipt of the Notice of Intention, each of the Prospective Buyers shall have the right to purchase, at the Offer Price and on the other terms specified in the Notice of Intention, all or any portion of the Offered Securities which the Company has elected not to purchase up to such Prospective Buyer's Pro Rata portion thereof as determined by reference to all Prospective Buyers; PROVIDED, HOWEVER, that in the event that any Prospective Buyer does not purchase any or all of its Pro Rata portion of the Offered Securities, the other Prospective Buyers shall have the right to purchase such portion, on a Pro Rata basis as among themselves, until all of such Offered Securities are purchased or until such other Prospective Buyers do not desire to purchase any more Offered Securities. The right of the Prospective Buyers pursuant to this Section 2.5(c) shall be exercisable by delivery of a notice (the "PROSPECTIVE BUYER NOTICE"), setting forth the maximum number of Offered Securities that such Prospective Buyer wishes to purchase, to the Selling Stockholder, the Company and the other Prospective Buyers and shall expire if unexercised within such 30-day or 60-day period, as applicable.

          (d) Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Prospective Buyer may purchase any Offered Securities pursuant to such foregoing provisions unless all of the Offered Securities are to be so purchased (whether by the Company, the Prospective Buyers, or any combination thereof).

          (e) If all notices required to be given pursuant to the foregoing provisions of this Section 2.5 have been duly given, and the Company and the Prospective Buyers determine not to exercise their respective rights to purchase the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention or determine, with the consent of the Selling Stockholder, to exercise such rights to purchase less than all of the Offered Securities, then the Selling Stockholder shall have the right, for a period of 180 days from the earlier of (i) the expiration of the last applicable exercise period pursuant to Section 2.5(c) with respect to the proposed Transfer or (ii) the date on which such Selling Stockholder receives notice from the Company and the Prospective Buyers that none of them will exercise in whole or in part the purchase rights granted pursuant to this Section 2.5, to sell to a third party (a "THIRD PARTY"), other than the persons identified in Schedule 2.5(e), the Offered Securities remaining unsold under this Section 2.5 at a price not less than the Offer Price and on other terms which shall not be materially more favorable to the Third Party in the aggregate than those terms set forth in the Notice of Intention; PROVIDED, HOWEVER, that prior to any such Transfer to a Third Party, such Third Party shall have executed and delivered to the Company a Joinder Agreement substantially in the form of Exhibit A-3, and thereby become a party to this Agreement.

          (f) The closing of any purchase by and sale to the Company or any Prospective Buyer pursuant to this Section 2.5 shall take place on such date, not later than 15 business days after the delivery to the Selling Stockholder of the Company Notice or, if the Company elects to purchase less than all of the Offered Securities, the Prospective Buyer Notice, as the parties to such purchase and sale shall select; PROVIDED, HOWEVER, that if no Prospective Buyer Notice is delivered, such closing shall take place not later than 15 days after the earlier of (i) the 60th day after the Company's receipt of the Notice of Intention with respect to the proposed Transfer and (ii) the date on which the Selling Stockholder receives notice from the Prospective Buyers that none of them will exercise in whole or in part the purchase rights granted pursuant to this Section 2.5. At the closing of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities being sold duly endorsed, or accompanied by written instruments of Transfer in form satisfactory to the purchaser thereof, duly executed by the Selling Stockholder, free and clear of any Liens, against delivery of the Offer Price therefor.

          (g) Any Transfer by a Selling Stockholder which is subject to the requirements of this Section 2.5 (whether such Transfer is made to the Company, to a Prospective Buyer or to a Third Party) shall also be subject to each other Stockholder's rights of inclusion (if any) under Article III. Prior to any such Transfer, the Selling Stockholder shall deliver to the other Stockholders in accordance with Section 3.1(a) any Inclusion Notice required to be delivered under Section 3.1(a) in connection with such Transfer.

                                ARTICLE III
                            RIGHTS OF INCLUSION

     3.1  RIGHTS OF INCLUSION.

          (a) Except for any Transfer of Restricted Securities pursuant to clause (i), (iv), (v) or (vi) of Section 2.4, if:

                (i) the Spartan Stockholders propose to transfer, in one transaction or a series of related transactions, Restricted Securities representing more than 5% of the Restricted Securities on a Fully-Diluted Basis;

                (ii) the REI Stockholders propose to Transfer, in one transaction or a series of related transactions, Restricted
     Securities representing more than 5% of the Restricted Securities on a Fully-Diluted Basis; or

               (iii) the SerVaas Stockholders propose to Transfer, in one transaction or a series of related transactions, Restricted Securities representing more than 5% of the Restricted Securities on a Fully-Diluted Basis;

in each case to any Person (the "BUYER") (the transferor under clause (i), (ii) or (iii) the "TRANSFEROR" and the securities proposed to be so Transferred, the "TRANSFEROR SHARES"), then, as a condition to such Transfer, the Transferor shall cause the Buyer to include an offer (the "ARTICLE III OFFER") to each of the Stockholders holding shares of the same class (and series) as the Transferor Shares who are not Transferors (collectively, the "OFFEREES"), to sell to the Buyer, at the option of each Offeree, that number of shares of the same class (and series) of Restricted Securities as the Transferor, determined in accordance with Section 3.1(b), on the same terms and conditions as are applicable to the Transferor Shares. The Transferor shall provide a written notice (the "INCLUSION NOTICE") of the Article III Offer to each Offeree, which may accept the
Article III Offer by providing a written notice of acceptance of the
Article III Offer to the Transferor within 30 days of delivery of the Inclusion Notice.

          (b) Each Offeree shall have the right (an "INCLUSION RIGHT") to sell pursuant to the Article III Offer a Pro Rata number of its shares of Restricted Securities, determined by reference to the number of shares of Restricted Securities being sold by the Transferor to the Buyer. Any Offeree who owns Equity Equivalents may sell pursuant to the Article III Offer, in lieu of shares of Common Stock, Equity Equivalents representing that number of shares of Common Stock which it could sell pursuant to its Inclusion Right, and the purchase price for such Equity Equivalents shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise, exchange or conversion thereof minus the aggregate exercise, exchange or conversion price under such Equity Equivalents for such shares of Common Stock.

     3.2  ARTICLE III SALES.

          (a) Upon its exercise of an Inclusion Right, each Offeree shall, within a reasonable period prior to the closing of the purchase and sale of the Restricted Securities covered by the Article III Offer, deliver to the Transferor a certificate or certificates representing the Restricted Securities to be Transferred pursuant to the Article III Offer by such Offeree, free and clear of all Liens, and a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such Restricted Securities pursuant to the terms of the Article III Offer; PROVIDED, HOWEVER, that in the event that the purchase and sale of Restricted Securities contemplated by the Article III Offer is not completed, such certificate(s) shall be returned to the Offeree in accordance with Section 3.2(b).

               The Transferor shall have 120 days, commencing on the expiration of the 30-day period referred to in Section 3.1(a), in which to Transfer to the Buyer, on behalf of itself and the Offerees, up to that number of shares of Restricted Securities equal to the sum of (i) the number of Restricted Securities covered by the Article III Offer PLUS (ii) (and the number of Transferor Shares). If all such shares are not sold to the Buyer, the Transferor, at its option, may elect to sell on behalf of itself and the Offerees such number of shares as the Buyer will purchase, allocated Pro Rata (as nearly as practicable) among the Transferor and the Offerees. The material terms of any Transfer referred to in the two immediately preceding sentences, including price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 120-day period the Transferor has not completed Transfer of all the Transferor Shares and all the Offerees' Restricted Securities (if any) proposed to be sold, the Transferor shall return to each of the Offerees its respective certificates, if any, representing the Restricted Securities which such Offeree delivered for Transfer pursuant to this Article III and which were not sold pursuant to the Article III Offer, and the provisions of this
Article III shall continue to be in effect.

          (b) Promptly after the Transfer of the Transferor Shares and Restricted Securities (if any) of the Offerees to the Buyer pursuant to this Article III, the Transferor shall notify the Offerees thereof, and the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the Restricted Securities so Transferred and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by any Offeree.

          (c)  Notwithstanding anything to the contrary contained in this
Article III, (i) except for the Transferor's obligation to return to each Offeree any certificates representing the Offerees' Restricted Securities, there shall be no liability on the part of the Transferor to any Stockholder in the event that any proposed Transfer pursuant to this
Article III is not consummated for any reason, and (ii) whether or not any sale of Restricted Securities is effected pursuant to this Article III shall be in the sole and absolute discretion of the Transferor.


                                ARTICLE IV
                    REPURCHASE OF SECURITIES; LOOK-BACK

     4.1  PUT RIGHT.

          (a)  In the event that there shall not have previously occurred
(i) a Qualifying Offering or (ii) a Sale of the Company, commencing on the fifth anniversary of the Closing Date the REI Stockholders shall have the right (the "PUT RIGHT") to sell to the Company, in one transaction, all Restricted Securities (the "PUT OPTION SECURITIES") then owned by the REI Stockholders, and the Company shall be obligated to purchase (the "PUT OBLIGATION") from the REI Stockholders all of the Put Option Securities. The price per share to be paid by the Company for the Put Option Securities pursuant to this Article IV (the "PUT PRICE") shall equal (x) the greater of (A) the Appraised Value and (B) the EBT Value, in each case determined as of the date on which the Put Right is exercised, DIVIDED by (y) the aggregate number of shares of Common Stock then outstanding. In order to exercise the Put Right, the REI Stockholders shall notify the Company in writing (a "PUT NOTICE") of their exercise thereof at any time at which the Put right may be exercised hereunder; PROVIDED, HOWEVER, that the Put Right may not be exercised following the tenth anniversary of the Closing Date. Once delivered, the Put Notice shall be irrevocable, except in the case of a breach by the Company of any of its obligations under paragraph (b) below. After the exercise of the Put Right, the Company or, at the option of the Company, any designee of the Company (a "COMPANY DESIGNEE") shall purchase all, but not less than all, of the Put Option Securities by paying the aggregate Put Price of all Put Option Securities to the REI Stockholders in cash within 30 days after the determination of the Put Price.

          (b) The closing of the purchase and sale of the Put Option Securities shall take place on such date within the 45-day period specified in Section 4.1(a), and at such place, as the Company and the REI Stockholders shall agree. At such closing, the REI Stockholders shall Transfer full right, title and interest in and to the Put Option Securities to the Company, free and clear of all Liens, and shall deliver to the Company a certificate or certificates representing the Put Option Securities, in each case duly endorsed for transfer or accompanied by appropriate transfer powers duly endorsed for transfer. At such closing, the Company shall pay to the REI Stockholders, by wire transfer of immediately available funds, an amount equal to the aggregate Put Price of all Put Option Securities.

          (c) In the event that the Company shall not fully satisfy its obligation to pay the aggregate Put Price of all Put Option Securities in accordance with the terms hereof, such unsatisfied Put Obligation shall thereafter accrue interest at the Default Rate until the date that such Put Obligation and any accrued interest thereon have been satisfied in full. All amounts paid by the Company with respect to any outstanding Put Obligation shall be applied first to any accrued but unpaid interest thereon.

     4.2  LOOK-BACK.

          (a) Upon the occurrence of any Look-Back Event, the REI Stockholders shall be entitled to receive from the Company and the other Stockholders, and the Company (or, to the extent that the Company for any reason fails to pay any portion of the Look-Back Payment when due, the other Stockholders) shall pay to the REI Stockholders, an amount in immediately available funds (the "Look-Back Payment") equal to the excess, if any, of (i) the fair market value (as determined by an Independent Investment Bank) of the REI Stockholders' aggregate Pro Rata share of the Look-Back Consideration, determined as if the REI Stockholders had not sold their Restricted Securities pursuant to Section 4.1, over (ii) the aggregate Put Price of all Put Option Securities paid or payable to the REI Stockholders pursuant to Section 4.1. Such Look-Back Payment shall be made in the same manner and at the same time as the payment of the Look-Back Consideration which gives rise to such Look-Back Payment.

          (b) In the event that the Company shall not fully satisfy its obligation to make any Look-Back Payment in accordance with the terms hereof, such unsatisfied Look-Back Payment shall thereafter accrue interest at the Default Rate until such Look-Back Payment and any accrued interest thereon have been paid in full. All amounts paid by the Company with respect to any unsatisfied Look-Back Payment shall be applied first to any accrued but unpaid interest thereon.

          4.3  SELECTION OF INDEPENDENT INVESTMENT BANK.

          In the event that an investment bank or valuation firm chosen by the Company to act as the Independent Investment Bank for the purpose of making any determination contemplated by this Article IV has not been consented to by the requisite Spartan Stockholders, REI Stockholders and SerVaas Stockholders within 15 days after the Company notifies the Stockholders of its choice, then the Independent Investment Bank shall be selected as follows: Within 15 days after the expiration of such 15-day period, (a) the REI Stockholders shall select a nationally recognized investment bank or valuation firm and (b) the holders of a majority of the Restricted Securities then held in the aggregate by the Spartan Stockholders and the SerVaas Stockholders shall select a nationally recognized investment bank or valuation firm. Thereafter, the two investment banks or valuation firms so selected shall, within 10 days following their selection, select a third nationally recognized investment bank or valuation firm, which third investment bank or valuation firm shall be the Independent Investment Bank for the purpose of making such determination.


                                 ARTICLE V
                           CORPORATE GOVERNANCE

     5.1  BOARD OF DIRECTORS.

          (a) From and after the date hereof, each of the Stockholders shall vote or cause to be voted all of its shares of Common Stock, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or to execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all other actions necessary, to ensure that the Board and the boards of directors of all Subsidiaries of the Company each consists of six members as follows:

               (i) the REI Stockholders and the SerVaas Stockholders shall vote all of their shares of Common Stock so as to elect two individuals (individually, a "SPARTAN DIRECTOR" and, collectively, the "SPARTAN DIRECTORS") to be designated by the Spartan Stockholders until the time that the Spartan Stockholders shall have Transferred, in one or more transactions, other than to Permitted Transferees, 50% of the shares of Common Stock comprising the Spartan Stockholders' Original Ownership Level;

                (ii) the Spartan Stockholders and the SerVaas Stockholders shall vote all of their shares of Common Stock so as to elect two individuals (individually, an "REI DIRECTOR" and, collectively, the "REI DIRECTORS") to be designated by the REI Stockholders until the time that the REI Stockholders shall have Transferred, in one or more transactions, other than to Permitted Transferees, 50% of the shares of Common Stock comprising the REI Stockholders' Original Ownership Level;

               (iii) the Spartan Stockholders and the REI Stockholders shall vote all of their shares of Common Stock so as to elect two individuals (individually, a "SERVAAS DIRECTOR" and, collectively, the "SERVAAS DIRECTORS") to be designated by the SerVaas Stockholders, until the time that the SerVaas Stockholders shall have Transferred, in one or more transactions, other than to Permitted Transferees, 50% of the shares of Common Stock comprising the SerVaas Stockholders' Original Ownership Level;


PROVIDED, HOWEVER, that (x) effective at the Closing, the Board shall consist of the six individuals identified in Exhibit C and (y) the Stockholders shall cause the Spartan Directors, the REI Directors and the SerVaas Directors identified in Exhibit C to be designated and elected as directors effective at the Closing.

          (b) If, prior to his election to the Board pursuant to Section 5.1(a), any person shall be unable or unwilling to serve as a director of the Company, the group of Stockholders who designated such person shall be entitled to designate his replacement.

          (c) If at any time any Person designated as a Spartan Director, an REI Director or a SerVaas Director is not then serving as a director of the Company, upon the written request of the Spartan Stockholders, the REI Stockholders or the SerVaas Stockholders, as the case may be, the Stockholders shall promptly take all action necessary or appropriate to elect an individual designated by the Spartan Stockholders (in the case of any Spartan Director), by the REI Stockholders (in the case of any REI Director) or by the SerVaas Stockholders (in the case of any SerVaas Director) to serve as a director in lieu of such Person from and after the time of such request.

     5.2  REMOVAL.

          If: (i) the Spartan Stockholders request that a Spartan Director elected as a director be removed (with or without cause), by written notice to the other Stockholders; (ii) the REI Stockholders request that an REI Director elected as a director be removed (with or without cause), by written notice to the other Stockholders; or (iii) the SerVaas Stockholders request that a SerVaas Director elected as a director be removed (with or without cause) by written notice to the Stockholders; then, in each such case, such director shall be removed and each Stockholder agrees, upon such request, to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal.

     5.3  VACANCIES.

          In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, each Stockholder agrees to vote, in the manner specified in Section 5.1, all shares of Common Stock owned by such

Stockholder and other securities over which such Stockholder has voting control for the individual designated to fill such vacancy by the group of Stockholders who designated the director whose death, disability, retirement, resignation or removal created such vacancy on the Board; PROVIDED, HOWEVER, that such other individual so designated may not previously have been a director of the Company who was removed for cause from the Board.

     5.4  BOARD VOTING.

          Subject to Section 5.5 hereof, all actions taken by the Board shall require the affirmative vote of not less than four of the members of the Board.

     5.5  SPECIAL APPROVAL RIGHTS.

          In addition to any other action requiring Board approval, so long as the Spartan Stockholders, the REI Stockholders or the SerVaas Stockholders have the right to designate directors under Section 5.1(a), the entering into (or agreeing or committing to enter into) by Company or any of its Subsidiaries of any Significant Transaction shall require the affirmative vote of not less than four of the members of the Board; PROVIDED, HOWEVER, that the affirmative vote of at least five members of the Board shall be required in connection with any Significant Transaction referred to in clause (i), (ii), (iv) or (xv) of the definition thereof. Notwithstanding anything in this Section 5.5 or in Section 5.4 to the contrary, (i) the affirmative vote requirement with respect to any Significant Transaction constituting the entry into a new line of business pursuant to Section 5.9(b) of the Investment Agreement shall be satisfied only by the affirmative vote of not less than three of the SerVaas Directors and the REI Directors and (ii) the affirmative vote requirement with respect to any Significant Transaction referred to in clause (vi) or
(ix) of the definition thereof involving a Material Contract to which any Spartan Stockholder, any REI Stockholder or any SerVaas Stockholder (or, in each case, any of its Affiliates) is a party shall be satisfied only by the affirmative vote of not less than three of the Board members designated by the other Stockholder groups pursuant to Section 5.1(a).

     5.6  COMMITTEES OF THE BOARD; SUBSIDIARY BOARDS.

          So long as the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders, respectively, shall have the right to designate any directors under Section 5.1(a), unless otherwise agreed to in writing by the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders, the Stockholders shall take all action necessary or appropriate to cause the Company to have an audit committee and a compensation committee of the Board, each consisting of one Spartan Director, one REI Director and one SerVaas Director. The Stockholders shall take all action necessary or appropriate to cause each additional committee of the Board to have the same number of directors and the same composition as such audit committee and compensation committee. For so long as the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders, respectively, shall have the right to designate any directors under Section 5.1(a), the Stockholders shall take all action necessary or appropriate to cause one director designated by each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders, respectively, to be elected to the board of directors of each Subsidiary of the Company. The Stockholders agree that they shall take all actions necessary or appropriate to cause (i) such persons so designated to be directors on each such Subsidiary's board of directors and (ii) at the direction of the parties so designating each such director, the removal or replacement of such director from any such board. The composition of the boards of directors of Subsidiaries of the Company shall otherwise be as determined by the Board.

     5.7  ACTION BY WRITTEN CONSENT OF STOCKHOLDERS.

          The parties hereto agree that whenever any action is proposed to be taken by Stockholders without a meeting, the Stockholders proposing to act by such consent shall, or shall cause the Company to, give the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders at least seven days' prior written notice (or such shorter notice period as is agreed to in writing) of such proposed action specifying the action to be taken and the purpose thereof (it being understood that such notice requirement shall be deemed satisfied by execution of such consent (i) in the case of the Spartan Stockholders, by Spartan Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all Spartan Stockholders, (ii) in the case of the REI Stockholders by REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all REI Stockholders and (iii) in the case of the SerVaas Stockholders, by SerVaas Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all SerVaas Stockholders).


                                ARTICLE VI
                     CERTAIN COVENANTS OF THE PARTIES

     6.1  REGISTRATION.

          In the event of, and in order to facilitate, a registration by the Company of Common Stock under the Securities Act which will constitute a Qualifying Offering, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation and the By-laws of the Company, vote (in each case as recommended by the Board):

               (i) to increase the number of authorized shares of the Common Stock and if necessary or desirable, to change the par value of the Common Stock or to change the number of issued and outstanding shares of Common Stock whether by stock split, stock dividend, reclassification, combination or the like; and

               (ii) to amend, modify or repeal provisions of the Certificate of Incorporation and By-laws of the Company to the extent such amendments, modifications or repeals are customary and reasonably necessary in order to facilitate a Qualifying Offering and would be effective upon the closing of such Qualifying Offering.

     6.2  ADDITIONAL STOCKHOLDERS.

          The parties hereto agree that as a condition precedent to the issuance by the Company of shares of Common Stock or of securities convertible, exchangeable or exercisable for or into shares of Common Stock
(i) to any employee of the Company or its Subsidiaries or (ii) to any Person other than any such employee, any Spartan Stockholder, any REI Stockholder or any SerVaas Stockholder, the Company shall require such employee or other Person to execute a Joinder Agreement substantially in the form of Exhibit A-2, and thereby enter into and become a party to this Agreement. From and after such time, the term "Additional Stockholder" shall be deemed to include such employee or other Person.

     6.3  STOCKHOLDER LIST; CERTAIN NOTICES.

          Upon the request of any Spartan Stockholder, REI Stockholder or SerVaas Stockholder, the Company shall deliver promptly to such Spartan Stockholder, REI Stockholder or SerVaas Stockholder a list setting forth the names of all Stockholders and the number of shares of Common Stock and Equity Equivalents owned by each Stockholder. In addition, the Company shall give each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders prior written notice of (a) the proposed conversion of any shares of Common Stock or Equity Equivalents and (b) any proposed record transfer of Restricted Securities setting forth the name of the transferee and the number and type of Restricted Securities being so transferred.

     6.4  RIGHTS OFFERING.

          (a) Prior to issuing any New Common Stock after the Closing (x) before the occurrence of an underwritten public offering of Common Stock registered under the Securities Act, to any Person or (y) after the occurrence of such an offering, to any Stockholder, the Company shall offer (the "NEW COMMON STOCK OFFER") each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders an opportunity to purchase in cash any or all of its Pro Rata portion (determined as among all

Stockholders of the Company before giving effect to the issuance of such New Common Stock) of such New Common Stock on the same terms and conditions as the New Common Stock being offered and, if such New Common Stock is to be issued as a part of a unit of securities, the Company shall offer each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders an opportunity to purchase any or all of its Pro Rata portion (determined as provided above) of such unit of securities (together with the New Common Stock, the "NEW COMMON STOCK UNITS") on the same terms and conditions as the New Common Stock Units being offered. The Company shall make such New Common Stock Offer by providing each of the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders with a notice (the "NEW COMMON STOCK NOTICE") setting forth (i) each of the Spartan Stockholders', the REI Stockholders' and the SerVaas Stockholders' Pro Rata portion of such New Common Stock or such New Common Stock Units, as the case may be, (ii) the cash consideration to be paid for each share of New Common Stock or each New Common Stock Unit, as the case may be, and
(iii) all other material terms of such New Common Stock Offer.

          (b) In order for any of the Spartan Stockholders, REI Stockholders or SerVaas Stockholders to accept the New Common Stock Offer, such Spartan Stockholder, REI Stockholder or SerVaas Stockholder shall give a notice of acceptance to the Company not later than 20 days after its receipt of the New Common Stock Notice (the last day of such 20-day period being referred to herein as the "ACCEPTANCE DATE").

          (c)  Within 120 days following the Acceptance Date, the Company
(i) shall issue, upon its receipt of the requisite consideration therefor, New Common Stock or New Common Stock Units, as the case may be, to each Spartan Stockholder, REI Stockholder, or SerVaas Stockholder who timely accepted such New Common Stock Offer upon the terms specified in such New Common Stock Offer and (ii) may issue New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount thereof offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or New Common Stock Units, as the case may be, issued to the Spartan Stockholders, the REI Stockholders and the SerVaas Stockholders pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer.

     6.5 SPARTAN CHASSIS. For so long as Spartan owns at least 20% of the Common Stock on a Fully-Diluted Basis:

          (a) the Company shall use all commercially reasonable efforts to purchase on a priority basis from Spartan the Company's inventory requirements for chassis applicable to and compatible with any vehicle produced by the Company; PROVIDED HOWEVER, that the foregoing obligation shall apply only if (i) Spartan shall be competitive with other chassis suppliers in terms of price, quality, timeliness of delivery and other factors deemed relevant by the Company, in its sole discretion, and (ii) the Company's customer shall not have specified or directed that the Company utilize chassis manufactured by a Person other than Spartan; and

          (b) To the extent the Company shall so request, Spartan shall supply to the Company all of the Company's requirements for chassis applicable to and compatible with any vehicle produced by the Company, in each case at Spartan's usual and customary terms.

     6.6 CERTAIN FINANCIAL INFORMATION. Not later than the first business day of each month commencing prior to the second anniversary of the Closing Date, the Company shall furnish to each Stockholder reasonably detailed projections setting forth management's estimate of the Company's cash flows for such month. Not later than the first business day of each week commencing prior to the first anniversary of the Closing Date, the Company will furnish to each Stockholder a reasonably detailed statement of the Company's cash flows for the immediately preceding week.


                                ARTICLE VII
                               MISCELLANEOUS

     7.1  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE APPLIES AS A RESULT OF THE COMPANY BEING INCORPORATED IN THE STATE OF DELAWARE, IN WHICH CASE SUCH GENERAL CORPORATION LAW SHALL APPLY.

     7.2  ENTIRE AGREEMENT; AMENDMENTS.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and this Agreement may be amended, modified or supplemented only by a written instrument duly executed by (a) the Company, (b) Spartan Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all Spartan Stockholders, (c) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all REI Stockholders and (d) SerVaas Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock then held by all SerVaas Stockholders. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Stockholders shall take all action necessary or appropriate, within 30 calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable, to cause the adoption of any amendment to the Certificate of Incorporation or By-Laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement. The Stockholders hereby agree to vote their shares of Restricted Securities to approve each such amendment to the Certificate of Incorporation or By-Laws of the Company.

     7.3  TERM.

          Except for the provisions of Article IV and this Article VII, this Agreement shall automatically and without further action terminate upon the earliest to occur of (i) a Qualifying Offering, (ii) a Sale of the Company and (iii) the written agreement of (x) Spartan Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all Spartan Stockholders, (y) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all REI Stockholders and (z) SerVaas Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Common Stock on a Fully-Diluted Basis then held by all the SerVaas Stockholders.

     7.4  CERTAIN ACTIONS.

          Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

          (a) the Spartan Stockholders (as a group, as opposed to the exercise by a Spartan Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Common Stock representing more than 50% of the Common Stock on a Fully-Diluted Basis then held by the Spartan Stockholders as a group, or as otherwise agreed in writing by the Spartan Stockholders as a group (a copy of such writing to be supplied to the REI Stockholders and the SerVaas Stockholders by the Company or the Spartan Stockholders);

          (b) the REI Stockholders (as a group, as opposed to the exercise by an REI Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Common Stock representing more than 50% of the Common Stock on a Fully-Diluted Basis then held by the REI Stockholders as a group, or as otherwise agreed in writing by the REI Stockholders as a group (a copy of such writing to be supplied to the Spartan Stockholders and the SerVaas Stockholders by the Company or the REI Stockholders); or

          (c) the SerVaas Stockholders (as a group, as opposed to the exercise by a SerVaas Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Common Stock representing more than 50% of the Common Stock on a Fully-Diluted Basis then held by the SerVaas Stockholders as a group (a copy of such writing to be supplied to the Spartan Stockholders and the REI Stockholders by the Company or the SerVaas Stockholders).

     7.5  INSPECTION.

          For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

     7.6  COMPLIANCE WITH REGULATIONS.

          Whenever a Stockholder is entitled to purchase Restricted Securities pursuant to the provisions of this Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received, including without limitation approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, provided that such tolling period shall not exceed 60 days.

     7.7  WAIVER.

          No waiver by any party hereto of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or any other term or condition hereof.

     7.8  SUCCESSORS AND ASSIGNS.

          Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including without limitation transferees of Restricted Securities); PROVIDED, HOWEVER, that:

          (a) nothing contained herein shall be construed as granting any Stockholder the right to Transfer any of its Restricted Securities except in accordance with this Agreement;

          (b) unless otherwise provided in the terms of the Transfer, none of the provisions of this Agreement, other than those set forth in Sections 2.1 and 2.2 to the extent those Sections require compliance with the Securities Act, delivery of opinions of counsel and placement of Securities Act (or state securities laws) legends, shall apply to any Transfer of Restricted Securities (or to the transferee thereof) subsequent to a Transfer of those securities pursuant to Article III;

          (c) notwithstanding any Transfer of Restricted Securities by any Spartan Stockholder to an REI Stockholder or a SerVaas Stockholder, only the provisions of this Agreement which are expressly applicable to REI Stockholders or SerVaas Stockholders (as the case may be) shall be applicable to such Restricted Securities in the hands of such REI Stockholder or SerVaas Stockholder (as the case may be) and to such Restricted Securities in the hands of such REI Stockholder or SerVaas Stockholder (as the case may be);

          (d) notwithstanding any Transfer of Restricted Securities by any SerVaas Stockholder to a Spartan Stockholder or an REI Stockholder, only the provisions of this Agreement which are expressly applicable to Spartan Stockholders or REI Stockholders (as the case may be) shall be applicable to such Spartan Stockholder or REI Stockholder (as the case may be) and to such Restricted Securities in the hands of such Spartan Stockholder or REI Stockholder (as the case may be); and

          (e) notwithstanding any Transfer of Restricted Securities by any REI Stockholder to a Spartan Stockholder or a SerVaas Stockholder, only the provisions of this Agreement which are expressly applicable to Spartan Stockholders or SerVaas Stockholders (as the case may be) shall be applicable to such Spartan Stockholder or SerVaas Stockholder (as the case may be) and to such Restricted Securities in the hands of such SerVaas Stockholder (as the case may be).

     7.9  REMEDIES.

          In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party hereto injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties hereto that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party hereto may have under this Agreement or otherwise.

     7.10 INVALID PROVISIONS.

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable,
(b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     7.11 HEADINGS; CERTAIN CONDITIONS.

          The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits, are to Article and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     7.12 FURTHER ASSURANCES; SUBSIDIARIES.

          Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement. Any provision hereof that by its terms requires a Subsidiary of the Company to take any action or refrain from taking any action shall be interpreted to require the Company to cause such Subsidiary to take such action or to refrain from taking such action, respectively, to the fullest extent permitted by law.

     7.13 GENDER.

          Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

     7.14 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.15 PAYMENT.

          All payments hereunder shall be made in cash or by wire transfer of immediately available funds.

     7.16 NOTICES.

          (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

                    If to any Spartan Stockholder, to:

                    Spartan Motors, Inc.
                    1000 Reynolds Road
                    Charlotte, Michigan 48813
                    Facsimile No.:  (517) 543-7729
                    Attn:  George Sztykiel

                    with a copy to:

                    Foster, Swift, Collins & Smith
                    313 South Washington Square
                    Lansing, MI 48933
                    Facsimile No.:  (517) 371-8200
                    Attn:  James B. Jensen, Jr., Esq.



                    If to any REI Stockholder, to:

                    Recovery Equity Investors II, L.P.
                    901 Mariner's Island Boulevard
                    Suite 465
                    San Mateo, CA  94404
                    Facsimile No.:  (415) 578-9842
                    Attn:  Joseph J. Finn-Egan
                           Jeffrey A. Lipkin

                    with a copy to:

                    Morgan, Lewis & Bockius LLP
                    101 Park Avenue
                    New York, New York 10178
                    Facsimile No.:  212-309-6273
                    Attn:  Philip H. Werner, Esq.

                    If to any SerVaas Stockholder, to:

                    The Curtis Publishing Company
                    1000 Waterway Boulevard
                    Indianapolis, IN 46202
                    Facsimile No.:  (317) 633-8813
                    Attn:  Dr. Beurt SerVaas

                    with a copy to:

                    Leeuw, Plopper & Beeman
                    135 North Pennsylvania Street
                    2000 First Indiana Plaza
                    Indianapolis, IN 46204
                    Facsimile No.:  (317) 264-5420
                    Attn:  Stephen E. Plopper, Esq.



                    If to the Company, to:

                    Carpenter Industries Inc.
                    1100 Industries Road
                    Richmond, IN 47374
                    Facsimile No.:  (317) 965-4100
                    Attn:  Timothy S. Durham

                    with a copy to:

                    Leeuw, Plopper & Beeman
                    135 North Pennsylvania Street
                    2000 First Indiana Plaza
                    Indianapolis, IN 46204
                    Facsimile No.:  (317) 264-5420
                    Attn:  Stephen E. Plopper, Esq.


          (b) All such notices, requests and other communications will be deemed delivered upon receipt. Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 7.16(a).

     7.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO

THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     7.18 WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              CARPENTER INDUSTRIES INC.


                                   By: ____________________________________
                                       Name:
                                       Title:


                              SPARTAN MOTORS, INC.


                                   By: ____________________________________
                                       Name:
                                       Title:


                              RECOVERY EQUITY INVESTORS II, L.P.,
                                   By  Recovery Equity Partners II, L.P.,
                                   its general partner


                                   By: ____________________________________
                                       Name:  Joseph J. Finn-Egan
                                       Title: General Partner


                                   By: ____________________________________
                                       Name:  Jeffrey A. Lipkin
                                       Title: General Partner



                              CARPENTER INDUSTRIES LLC


                                   By: ____________________________________
                                       Name:
                                       Title:



[Signature page to Stockholders' Agreement]

                                                                Exhibit A-1

                         FORM OF JOINDER AGREEMENT
                         FOR PERMITTED TRANSFEREES

CARPENTER INDUSTRIES INC.
SPARTAN MOTORS, INC.
RECOVERY EQUITY INVESTORS II, L.P.
[SERVAAS ENTITY]

Ladies & Gentlemen:

          In consideration of the transfer to the undersigned of [DESCRIBE SECURITY BEING TRANSFERRED] of CARPENTER INDUSTRIES INC., a Delaware corporation (the "COMPANY"), the undersigned represents that [HE] [SHE] [IT] is a Permitted Transferee of [INSERT NAME OF TRANSFEROR] and agrees that, as of the date written below, [HE] [SHE] [IT] shall become a party to and a Permitted Transferee as defined in that certain Stockholders' Agreement, dated as of __________, 199_, as such agreement may have been amended, supplemented or modified from time to time, the "AGREEMENT"), among the Company and the persons named therein, and as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that are applicable to the undersigned's transferor, as though an original party thereto and shall be deemed a [SPARTAN STOCKHOLDER] [REI STOCKHOLDER] [SERVAAS STOCKHOLDER] for all purposes thereof.

          Executed as of the       day of         ,      .

                              SIGNATORY:

                              Address:       ______________________________
                                             ______________________________

                              ACKNOWLEDGED AND ACCEPTED:

                              CARPENTER INDUSTRIES INC.


                              By:__________________________________________
                                 Name:
                                 Title:

                                   SPARTAN MOTORS, INC.


                                   By:_____________________________________
                                      Name:
                                      Title:


                                   RECOVERY EQUITY INVESTORS II, L.P.
                                   By Recovery Equity Partners II, L.P.,
                                      its general partner



                                   By:_____________________________________
                                      Name:  Joseph J. Finn-Egan
                                      Title: General Partner


                                   By:_____________________________________
                                      Name:  Jeffrey A. Lipkin
                                      Title:  General Partner


                                   CARPENTER INDUSTRIES LLC


                                   By:_____________________________________
                                      Name:
                                      Title:

                                                                Exhibit A-2

                         FORM OF JOINDER AGREEMENT
                        FOR ADDITIONAL STOCKHOLDERS

CARPENTER INDUSTRIES INC.
SPARTAN MOTORS, INC.
RECOVERY EQUITY INVESTORS II, L.P.
[SERVAAS ENTITY]

Ladies & Gentlemen:

          In consideration of the issuance to the undersigned of [DESCRIBE SECURITY BEING ISSUED] of CARPENTER INDUSTRIES INC., a Delaware corporation (the "COMPANY), the undersigned agrees that, as of the date written below, [HE] [SHE] [IT] shall become a party to that certain Stockholders' Agreement, dated as of __________, 199_ (as such agreement may have been amended, supplemented or modified from time to time, the "AGREEMENT"), among the Company and the persons named therein, and shall be fully bound by and subject to, all of the covenants, terms and conditions of the Agreement, as though an original party thereto.

          Executed as of the     Day of           ,     .

                              SIGNATORY:___________________________________
                              Address:  ___________________________________
                                        ___________________________________

                              ACKNOWLEDGED AND ACCEPTED:

                              CARPENTER INDUSTRIES INC.

                              By:__________________________________________
                                 Name:
                                 Title:


                              SPARTAN MOTORS, INC.


                              By:__________________________________________
                                 Name:
                                 Title:

                              RECOVERY EQUITY INVESTORS II, L.P.
                              By Recovery Equity Partners II, L.P.,
                                 its general partner



                              By:__________________________________________
                                 Name:  Joseph J. Finn-Egan
                                 Title: General Partner


                              By:__________________________________________
                                 Name:  Jeffrey A. Lipkin
                                 Title: General Partner


                              CARPENTER INDUSTRIES, LLC


                              By:__________________________________________
                                 Name:
                                 Title:

                                                                Exhibit A-3

                         FORM OF JOINDER AGREEMENT
     FOR TRANSFEREES OF RESTRICTED SECURITIES PURSUANT TO SECTION 2.5

CARPENTER INDUSTRIES INC.
SPARTAN MOTORS, INC.
RECOVERY EQUITY INVESTORS II, L.P.
[SERVAAS ENTITY]

Ladies & Gentlemen:

          In consideration of the transfer to the undersigned of [DESCRIBE SECURITY BEING ISSUED] of CARPENTER INDUSTRIES INC., a Delaware corporation (the "COMPANY), the undersigned agrees that, as of the date written below, [HE] [SHE] [IT] shall become a party to that certain Stockholders' Agreement, dated as of __________, 199_ (as such agreement may have been amended, supplemented or modified from time to time, the "AGREEMENT"), among the Company and the persons named therein, and shall be fully bound by and subject to all of the covenants, terms and conditions of the Agreement, as provided under Section 7.8 of the Agreement as though an original party thereto, and to the extent [HE] [SHE] [IT] is bound by the Agreement [HE] [SHE] [IT] shall be deemed a [SPARTAN STOCKHOLDER] [REI STOCKHOLDER] [SERVAAS STOCKHOLDER] for all purposes thereof.

          Executed as of the     Day of           ,     .

                              SIGNATORY:___________________________________
                              Address:  ___________________________________
                                        ___________________________________

                              ACKNOWLEDGED AND ACCEPTED:

                              CARPENTER INDUSTRIES INC.

                              By:__________________________________________
                                 Name:
                                 Title:

                              SPARTAN MOTORS, INC.


                              By:__________________________________________
                                 Name:
                                 Title:


                              RECOVERY EQUITY INVESTORS II, L.P.
                              By Recovery Equity Partners II, L.P.,
                                 its general partner



                              By:__________________________________________
                                 Name:  Joseph J. Finn-Egan
                                 Title: General Partner


                              By:__________________________________________
                                 Name:  Jeffrey A. Lipkin
                                 Title: General Partner


                              CARPENTER INDUSTRIES LLC


                              By:__________________________________________
                                 Name:
                                 Title:

                                                                  Exhibit B


                                  LEGENDS



     Shares of Restricted Securities shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS' AGREEMENT DATED AS OF __________ __, 1997 AMONG CARPENTER INDUSTRIES INC. (THE "COMPANY") AND ITS STOCKHOLDERS AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE STOCKHOLDERS' AGREEMENT, AS AMENDED, ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR
(B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT, AS PROVIDED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT DESCRIBED ABOVE.

     THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST.

                                 EXHIBIT C


                   Initial Members of Board of Directors

                             SPARTAN DIRECTORS

                              George Sztykiel
                             Anthony G. Sommer


                               REI DIRECTORS

                            Joseph J. Finn-Egan
                             Jeffrey A. Lipkin



                             SERVAAS DIRECTORS

                           Dr. Beurt R. SerVaas
                             Timothy S. Durham

                                                            Schedule 2.5(a)


                    LIST OF CERTAIN COMPETITORS TO WHOM
                    OFFERED SECURITIES MAY NOT BE SOLD


1.   Bluebird

2.   Thomas

3.   American Transportation

4.   Navistar

5.   Utilimaster

6.   Union City Body

7.   Grumman's Olson business